--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                       PURSUANT TO SECTION 13 or 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT - November 12, 1996
                       (Date of Earliest Event Reported)


                            NEW WORLD COFFEE, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                                              12-3590261
         --------              ----------------------          ----------
(State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
   of incorporation)                                       Identification No.)


                           379 West Broadway, 4th FL
                               New York, NY 10012
                           -------------------------
                   (Address of principal executive offices)



          Registrant's telephone, including area code: (212) 343-0552

--------------------------------------------------------------------------------

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------


         On October 25, 1996, New World Coffee, Inc., a Delaware Corporation ("New World"), acquired all of the issued and outstanding stock of Willoughby's Inc., a Connecticut corporation ("Willoughby's"), pursuant to a stock purchase agreement by and among Barry H. Levine, Robert B. Williams, and Willoughby's and New World. Prior to the acquisition, Mr. Levine and Mr. Williams were the only stockholders of Willoughby's. Both Mr. Levine and Mr. Williams have entered into employment agreements with New World. New World purchased all of the issued and outstanding capital stock of Willoughby's for consideration of $3,800,000 consisting of: (a) $600,000 cash paid at the closing and an additional $600,000 cash due on or before July 1, 1997; (b) two promissory notes in the aggregate principal amount of $1,700,000 (the "Notes"); (c) restricted shares of New World's common stock valued at $200,000; and (d) the payment of $700,000 of aggregate debt owed by Willoughby's. Interest shall accrue on the unpaid principal of the Notes, from the date of the closing to the date each Note is paid in full, at the rate of 6% (not compounded) per annum. The principal of the Notes shall be paid in two installments: the aggregate sum of $600,000 shall be paid on or before January 5, 1998 and the aggregate sum of $1,100,000 shall be paid on or before January 5, 1999. Interest on the unpaid principal shall be paid by the Purchaser to each Note holder on or before October 15 of each year.

         The assets of Willoughby's consist of a roasting facility, five operating stores and one store which is under construction. Willoughby's provided the roasting services for New World from New World's inception until the closing of this transaction.

         At the time of the closing, New World used its working capital to make the $600,000 cash payment and to pay off the $700,000 of aggregate debt owed by Willoughby's.

         The Company is currently evaluating the fair value of the net assets acquired which will approximate $1,000,000. The balance will be recognized as goodwill and amortized over 20 years. Certain of the assets acquired by New World will be classified as plant and equipment and will be utilized by New World in the same manner in which Willoughby's used such assets.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         The audited historical financial statements of Willoughby's will be filed on or about December 31, 1996 under cover of a Form 8-K/A.

         The required pro-forma financial information will also be filed on or about December 31, 1996 under cover of the same Form 8-K/A.

         Item 7(a)(4) of Form 8-K provides for an automatic 60 day extension of the deadline for filing the financial statements and pro-forma financial information regarding the acquired business.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be duly signed on its behalf by the undersigned hereunto duly authorized.

                             NEW WORLD COFFEE, INC.


                             By: /s/ Jerold Novack
                                 ------------------------------
                                 Name:  Jerold Novack
                                 Title: Vice President Finance

EXHIBITS


    Exhibit 2.1
    Stock Purchase Agreement By and Among Barry H. Levine, Robert B. Williams and Willoughby's Incorporated and New World Coffee, Inc.

    Exhibit 4.1
    Registration Rights Agreement By and Among New World Coffee, Inc. and Barry
    H. Levine and Robert B. Williams.

    Exhibit 10.1
    Promissory Note By and Between New World Coffee, Inc. and Barry H. Levine.

    Exhibit 10.2
    Promissory Note By and Between New World Coffee, Inc. and Robert B.
    Williams.

    Exhibit 10.3
    Employment Agreement By and Between New World Coffee, Inc. and Barry H. Levine.

    Exhibit 10.4
    Employment Agreement By and Between New World Coffee, Inc. and Robert B. Williams.